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Exhibit 21--Subsidiaries of the Registrant

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
                                              Jurisdiction          Percent of
                                               under laws        Voting Security
                                                of which            owned by
Name of Subsidiary                              organized        Immediate Parent
------------------                              ---------        ----------------
The Business Bank                               Virginia              100%
   The Business Bank Insurance Agency, Inc.     Virginia              100%
Business Venture Capital, Inc                   Virginia              100%
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